Exhibit 99.1

CONSOLIDATED FINANCIAL STATEMENTS

MeziMedia, Inc.

Year Ended December 31, 2006

MeziMedia, Inc.

Consolidated Financial Statements

Year Ended December 31, 2006

Contents

Report of Independent Auditors

Audited Consolidated Financial Statements

Consolidated Balance Sheet
Consolidated Statement of Income
Consolidated Statement of Stockholders’ Equity
Consolidated Statement of Cash Flows
Notes to Consolidated Financial Statements

Report of Independent Auditors

The Board of Directors and Stockholders

MeziMedia, Inc.

We have audited the accompanying consolidated balance sheet of MeziMedia, Inc. as of December 31, 2006, and the related consolidated statements of income, stockholders’ equity, and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  We were not engaged to perform an audit of the Company’s internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of MeziMedia, Inc. at December 31, 2006, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

Los Angeles, California

June 6, 2007

MeziMedia, Inc.

Consolidated Balance Sheet

December 31, 2006

(In thousands, except share data)

Assets
Current assets:
Cash and cash equivalents	$289
Accounts receivable, net of allowance for doubtful accounts of $67	10,203
Prepaid expenses and other current assets	2,720
Total current assets	13,212

Property and equipment, net	505
Other assets	36
Total assets	$13,753

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$458
Accrued payroll	180
Accrued taxes payable	36
Accrued dividends payable	1,778
Deferred revenue	139
Deferred tax liabilities	185
Total current liabilities	2,776

Commitments and contingencies

Stockholders’ equity:
Common stock, no par value:
Authorized shares – 30,000,000; issued and outstanding shares, 16,132,033	2,337
Retained earnings	8,640
Total stockholders’ equity	10,977
Total liabilities and stockholders’ equity	$13,753

See accompanying notes.

MeziMedia, Inc.

Consolidated Statement of Income

Year Ended December 31, 2006

(In thousands)

Revenues	$40,325

Cost and expenses:
Marketing expenses	22,957
Other cost of revenues	430
Gross profit	16,938

Operating expenses	4,756
Income from operations	12,182

Other income:
Interest income	117
Other	32
Total other income	149

Income before provision for income taxes	12,331
Provision for income taxes	220
Net income	$12,111

See accompanying notes.

MeziMedia, Inc.

Consolidated Statement of Stockholders’ Equity

			Additional
	Number of	Common	Paid-In	Retained
	Shares	Stock	Capital	Earnings	Total
	(in thousands, except share data)

Balance at January 1, 2006	15,000,000	$20	$—	$578	$598

Issuance of common stock to investors	1,125,855	2,148	—	—	2,148

Issuance of common stock to consultants	6,178	12	—	—	12

Dividends declared	—	—	—	(4,049)	(4,049)

Stock-based compensation	—	—	157	—	157

Net income	—	—	—	12,111	12,111

Balance at December 31, 2006	16,132,033	$2,180	$157	$8,640	$10,977

See accompanying notes.

MeziMedia, Inc.

Consolidated Statement of Cash Flows

Year Ended December 31, 2006

(In thousands)

Operating activities
Net income	$12,111
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	128
Deferred income taxes	1
Changes in operating assets and liabilities:
Accounts receivable, net	(8,678)
Prepaid expenses	(2,704)
Accounts payable	(751)
Accrued expenses	2,126
Deferred revenue	75
Net cash provided by operating activities	2,308

Investing activities
Purchase of property and equipment	(442)
Cash used in investing activities	(442)

Financing activities
Dividends paid	(4,135)
Exercise of stock options and common stock issued	2,316
Net cash used in financing activities	(1,819)

Net increase in cash and cash equivalents	47
Cash and cash equivalents at beginning of year	242
Cash and cash equivalents at end of year	$289

See accompanying notes.

MeziMedia, Inc.

Notes to Consolidated Financial Statements

December 31, 2006

1. Description of Business

MeziMedia, Inc. (the Company, a California S-Corporation), is an independent online publisher of search, shopping and content websites in ten of the largest e-commerce markets in the world. The Company provides online advertisers with highly targeted opportunities to introduce their offers to the consumers who visit the Company’s portfolio of websites.

The Company was founded in April 2001, and is headquartered in Monrovia, California. The Company also has operations in Shanghai, China, and Tokyo, Japan.

2. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company’s China and Japan operations. All significant intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with original dates of maturity within 90 days of purchase to be cash equivalents.

Accounts Receivable

Accounts receivable are stated at net realizable value. Receivables are considered past due based on contractual terms. The Company maintains an allowance for doubtful accounts to reflect its estimate of the uncollectibility of accounts receivable based on the identification of specific potential customer risks. If the financial condition of the Company’s customers were to deteriorate beyond the Company’s estimates, resulting in an impairment of their ability to make payments, the Company may charge off receivables from such customers.

Prepaid Marketing Expenses

The Company made payments in 2006 for marketing expenses to be incurred in 2007. The amount of prepaid marketing expenses in 2006 was $2,629,000.

Property and Equipment

Property and equipment are recorded at cost, and depreciation is computed using the straight-line method over the following estimated useful lives:

Computer equipment	3 years
Furniture, fixtures, and equipment	5 years

Property and equipment consists of the following (in thousands):

Computer equipment	$569
Furniture, fixtures, and equipment	45
Other	59
673
Less accumulated depreciation	168
$505

Revenue Recognition

The Company earns revenue primarily from lead generation fees and sponsored advertising. Merchants and other listings providers pay lead generation fees for consumer click-throughs to merchant websites from the Company’s services or when a specific, predefined action is performed by an online consumer. Sponsored advertising revenues consist of fees for online advertising and sponsorship on the Company’s websites. Sponsored advertising revenues are recognized net of the applicable revenue share agreements with advertising partners.

Revenue is recognized in the period that the revenue action (i.e. click-through or other relevant action) occurs provided that persuasive evidence of an arrangement exists, no significant Company obligations remain, and collection of the resulting receivable is reasonably assured.

Deferred Revenues

Deferred revenue primarily represents payments made by customers in advance of customer click-through to their websites. Revenues are recognized by the Company in the period when actual click-through to the customer’s website occurs.

Share-Based Compensation Plan

In August 2004, the Board of Directors of MeziMedia approved the 2004 Stock Plan under which 3,500,000 shares of common stock were available for future grants. The term, exercise price, and vesting schedule for the options were determined at the date of grant by the Board of

Directors. The stock options were issued at the estimated fair market value on the date of grant and vest 25% after 12 months of continuous service after the commencement date and monthly thereafter. The options expire ten years from the date of grant.

For the year ended December 31, 2006, the Company adopted SFAS No. 123R, Share-Based Payment (SFAS No. 123R), which establishes accounting for share-based awards exchanged for employee services and requires companies to change to expensing the estimated fair value of these awards over the requisite employee service period. Under SFAS No. 123R, share-based compensation cost is determined at the grant date using an option-pricing model. The value of the award that is ultimately expected to vest is recognized as expense on a straight-line basis over the employee’s requisite service period.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Under this method, deferred income taxes and liabilities are computed based on the temporary differences between the financial statement and income tax bases of assets and liabilities using the statutory marginal income tax rate in effect for the years in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

The Company has elected to be taxed as an S Corporation for United States federal income tax, and California state income tax. As an S Corporation, taxable income is allocated to stockholders based on their respective ownership. Additionally, S Corporations are subject to a California franchise tax of 1.5% of taxable income.

Concentration of Credit Risk

Two of the customers accounted for over 80% of revenues and accounts receivable as of and for the year ended December 31, 2006. The Company monitors these customers closely and maintains an allowance for losses based upon the expected collectibility of all accounts receivable. For the year ended December 31, 2006, there were no write-offs of accounts receivables relating to these two customers.

Impact of Recently Issued Accounting Standards

In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes: an interpretation of FASB Statement No. 109 (FIN 48). This interpretation clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement principles for financial statement disclosure of tax positions taken or expected to be taken on a tax return. This interpretation is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This Standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The adoption of SFAS No. 157 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

3. Stockholders’ Equity

In April 2006, the Company raised $2,148,000 through the issuance and sale of 1,123,000 shares of common stock to one outside investor and two employees. In June 2006, the Company issued 6,000 shares to two individuals in return for consulting services and recorded a charge of $12,000 to outside services which is included on the consolidated statement of income for the year ended December 31, 2006. The fair market value of these shares was estimated based on the per share cost of the April 2006 stock sale.

Dividends

In July 2006, the Board of Directors unanimously approved that the Company will pay dividends to reimburse stockholders for their income taxes incurred as a result of the 2006 taxable income of the Company. The dividends are expected to be paid during 2007. As a result, the Company recorded an accrued dividend payable of $1,778,000.

Adoption of SFAS No. 123R

Employee share-based compensation expense recognized in 2006 was calculated based on awards ultimately expected to vest and has been reduced for estimated forfeitures at a rate of 4%, based on the Company’s historical option cancellations. SFAS No. 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

For the year ended December 31, 2006, share-based compensation expense recognized under SFAS No. 123R totaled $157,000.

The employee share-based compensation expense recognized under SFAS No. 123R was determined using the Black-Scholes method for the year ended December 31, 2006, with the following assumptions:

2006

Risk-free rate	4.4% to 4.6%
Volatility	39% to 48%
Time to maturity	4 years

Option valuation models require the input of subjective assumptions and these assumptions can vary over time. The risk-free interest rate was derived from the 10-Year U.S. Treasury yield in effect at the time of grant. The volatility factors were based on the annualized volatility of Dow Jones technology indexes. Time to maturity is vesting period of the stock options under the 2004 Plan.

At December 31, 2006, there was approximately $704,000 of total unrecognized compensation cost related to non-vested stock options granted under the Company’s plans.

During 2006, the Company granted an additional 519,500 options while 96,617 options were cancelled due to employee terminations and 2,656 options were exercised. The number of options outstanding at December 31, 2006 is 2,093,656.

The total number of options exercisable at December 31, 2006 is 682,263 at an exercise price ranging from $0.28 to $5.14. Total vested and expected to vest stock options at December 31, 2006 is 2,002,220.

As of December 31, 2006, 1,409,000 shares are available for future grant under the Company’s 2004 Plan.

4. Commitments and Contingencies

The Company leases office space (China, Japan and U.S.) and co-location facilities (U.S. only) under noncancellable operating leases that expire at various times. Aggregate annual minimum rental commitments at December 31, 2006, under operating leases with initial or remaining noncancellable lease terms of more than one year are as follows (in thousands):

Minimum Lease Payments

2007	$658
2008	562
2009	484
2010	457
2011	266
Total minimum lease payments	$2,427

Rent expense was $310,000 for the year ended December 31, 2006. There are no commitments and contingencies subsequent to 2011.

5. Income Taxes

Significant components of the Company’s deferred tax assets and liabilities are as follows at December 31, 2006 (in thousands):

December 31,
2006

Deferred tax assets:
Allowance for bad debts	$1
Accounts payable	6
Accrued expenses	1
Deferred revenues	2
10

Deferred tax liabilities:
Accounts receivable	154
Prepaid expenses and other	41
195
Net deferred tax liabilities	$185

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and tax reporting purposes. The Company believes, based on its history of operating earnings and its expectations of future earnings, that operating income of the Company will more likely than not be sufficient to recognize fully the net deferred income tax assets. The provision for income taxes is composed of California franchise taxes.

6. Subsequent Event (Unaudited)

On July 30, 2007, the Company was acquired by ValueClick, Inc. (“ValueClick”).  Under the terms of the Amended and Restated Agreement and Plan of Merger (“the Merger Agreement”), ValueClick acquired all outstanding equity interests in the Company for $96.8 million in cash, net of cash acquired of $18.9 million, at the time of closing. The Company’s shareholders may be entitled to additional cash consideration based on the achievement by the Company of certain revenue and earnings before interest, taxes, depreciation, and amortization (“EBITDA”) performance targets from the closing date through December 31, 2009. Total cash consideration, which includes the $96.8 million net cash payment at time of closing, will range between $96.8 million and $348.6 million, depending on whether such performance targets are met.  EBITDA of the Company in the context of the transaction is specifically defined in the Merger Agreement and is not a measurement under U.S. generally accepted accounting principles.  No adjustments have been made to the accompanying financial statements as a result of this transaction.